                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-59277 of Heritage Commerce Corp on Form S-8 of our report dated January 20, 1999, appearing in this Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 1998.




/s/ Deloitte & Touche LLP

San Jose, California

March 26, 1999